UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2015

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 7, 2015, Verastem, Inc. (“Verastem”) committed to a corporate realignment to focus efforts and resources on Verastem’s ongoing and future programs that includes a staff reduction of 21 full time equivalent employees or approximately 50 percent of Verastem’s workforce. Verastem expects to complete the reduction in headcount, including the payment of any employee severance and benefits, by the first quarter of 2016.

As a result of the reduction, Verastem estimates that it will incur aggregate charges of approximately $825,000 for one-time severance and related costs in the fourth quarter of 2015 and the first quarter of 2016, of which all such charges are expected to result in cash expenditures. Verastem estimates annual savings of approximately $4.9 million in cash operating expenses on a going forward basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: October 8, 2015	By:	/s/ John B. Green
John B. Green
Chief Financial Officer